Exhibit 99.1

Apollo Global Management, LLC Reports Financial Results for the Fourth Quarter and Year Ended December 31, 2011

•	Apollo declares a distribution of $0.46 per Class A share for the fourth quarter of 2011, bringing full year distributions to $1.12 per Class A share

•	Total assets under management (“AUM”) of $75 billion as of December 31, 2011, up 15% from $65 billion as of September 30, 2011, and up 11% from $68 billion as of December 31, 2010

•

Total realized gains from carried interest income of $278 million and $645 million for the quarter and year ended December 31, 2011, respectively, up 238% and 229% compared to $82 million and $196 million for the comparable periods in 2010

•

Total economic net income (loss) of $357 million and $(301) million for the quarter and year ended December 31, 2011, respectively, compared to $926 million and $1,317 million for the quarter and year ended December 31, 2010, respectively

•	ENI After Taxes per Share of $0.80 and $(0.86) for the quarter and year ended December 31, 2011, respectively, compared to $2.52 and $3.51 per share for the comparable periods in 2010, respectively

•

GAAP net income (loss) attributable to Apollo Global Management, LLC of $11 million and $(469) million for the quarter and year ended December 31, 2011, respectively, compared to $206 million and $95 million for the quarter and year ended December 31, 2010, respectively

New York, February 10, 2012 – Apollo Global Management, LLC (NYSE: APO) and its consolidated subsidiaries (collectively, “Apollo”) today reported results for the quarter and year ended December 31, 2011.

Apollo reported total economic net income of $356.6 million for the fourth quarter of 2011, compared to $925.9 million for the fourth quarter of 2010. The change was primarily driven by Apollo’s Incentive Business, which reported economic net income of $328.6 million for the fourth quarter of 2011, compared to economic net income of $799.3 million for the fourth quarter of 2010. Apollo reported a total economic net loss of $300.5 million for the year ended December 31, 2011, compared to total economic net income of $1,317.2 million for the year ended 2010. The total economic net loss in 2011 was largely driven by lower unrealized mark-to-market valuations within Apollo’s private equity and capital markets segments.

Apollo’s Management Business reported $28.0 million of economic net income for the fourth quarter of 2011, compared to $7.5 million for the fourth quarter of 2010 after excluding a gain of

$95.0 million from insurance proceeds and a $24.1 million gain related to the acquisition of Citi Property Investors (“CPI”), which were both recognized in the fourth quarter of 2010. Apollo’s Management Business reported $76.4 million of economic net income for the year ended December 31, 2011, compared to $73.4 million for 2010 after excluding a $162.5 million gain from insurance proceeds and a $24.1 million gain related to the acquisition of CPI, which were both recognized during 2010.

During the fourth quarter of 2011, Apollo’s definition of economic net income was modified to include the portion of its equity-based compensation expense that relates to new hire grants and ongoing bonus grants as well as certain non-controlling interests, the effects of which were partially offset by the exclusion of amortization pertaining to intangible assets. This definition is consistent with the way in which management uses economic net income to assess the performance of Apollo’s segments, and management believes these adjustments result in an economic net income amount that is more comparable with economic net income definitions generally used within Apollo’s industry. Segment results impacted by these adjustments are reflected in this release on a retroactive basis.

Total AUM was $75.2 billion as of December 31, 2011, compared to $67.6 billion as of December 31, 2010, an increase of $7.6 billion, or 11%. Fee-generating AUM was $58.1 billion as of December 31, 2011, compared to $47.0 billion as of December 31, 2010, an increase of $11.1 billion, or 24%. The growth in total and fee-generating AUM was driven by both organic and strategic growth in Apollo’s capital markets and real estate segments, including $6.2 billion related to Athene Life Re Ltd. and its affiliates, and $3.0 billion from the acquisition of Gulf Stream Asset Management LLC during the fourth quarter of 2011. The $7.6 billion increase in total AUM was also net of a $3.5 billion decrease in AUM related to distributions to Apollo and the limited partners in certain funds within the private equity segment. The majority of such decrease in AUM was non-fee generating.

GAAP results for the quarter ended December 31, 2011 included net income attributable to Apollo Global Management, LLC of $10.9 million, compared to net income attributable to Apollo Global Management, LLC of $206.3 million for the quarter ended December 31, 2010. For the year ended December 31, 2011, there was a net loss attributable to Apollo Global Management, LLC of $468.8 million, compared to net income attributable to Apollo Global Management, LLC of $94.6 million during the year ended December 31, 2010.

Leon Black, Chairman and Chief Executive Officer said, “2011 was an outstanding year for Apollo as we remained focused on our core investment strategies while continuing to drive growth across all of Apollo’s businesses. We generated a record $645 million of realized carry revenues in 2011, which demonstrates the value of our integrated investment platform, particularly amidst challenging market conditions. During 2011 we also successfully completed Apollo’s initial public offering, expanded our platform through a number of organic and strategic initiatives, and raised a significant amount of new investment capital, bringing total assets under management to a record level of over $75 billion. We believe this positive momentum leaves Apollo well-positioned for continued growth as we head into 2012 and beyond.”

Combined Segments

Total revenue for Apollo’s Management Business was $159.4 million during the fourth quarter of 2011, an increase of $9.0 million, or 6%, from the fourth quarter of 2010. This includes management fee revenues of $127.8 million for the fourth quarter of 2011, which increased $13.3 million, or 12%, from the fourth quarter of 2010, and net transaction and advisory fee revenue of $22.1 million for the fourth quarter of 2011, which decreased slightly from $22.3 million during the fourth quarter of 2010.

Total revenue for Apollo’s Management Business was $617.0 million for the year ended December 31, 2011, an increase of $58.7 million, or 11%, from the year ended December 31, 2010. This includes management fee revenues of $490.2 million for the year ended December 31, 2011, which increased $59.0 million, or 14%, from the year ended December 31, 2010, and net transaction and advisory fee revenue of $82.3 million for the year ended December 31, 2011, which increased slightly from $79.7 million for the year ended December 31, 2010.

Apollo’s Incentive Business reported $278.2 million of total realized gains from carried interest income for the quarter ended December 31, 2011, a 238% increase compared to the fourth quarter of 2010. Apollo’s Incentive Business had total realized gains from carried interest income of $644.6 million for the year ended December 31, 2011, a 229% increase compared to the year ended December 31, 2010. The significant increase in realized gains in carried interest income during the quarter and year ended December 31, 2011 was driven by the sale of several portfolio companies as well as recurring interest and dividend income earned within certain Apollo funds. There was also a special dividend that was declared and paid by LyondellBasell during the quarter ended December 31, 2011, which also contributed to realized gains from carried interest income during the same period.

Total expenses for Apollo’s Management Business were $130.9 million during the fourth quarter of 2011, a decrease of $14.8 million or 10% from the fourth quarter of 2010. Total compensation expense for Apollo’s Management Business was $66.3 million during the fourth quarter of 2011, a decrease of $13.3 million, or 17%, from the fourth quarter of 2010. The compensation expense decrease was impacted by the performance-based incentive plan adopted by Apollo in June 2011, whereby certain partners and employees earn discretionary compensation based on carried interest realizations. Such discretionary compensation is reflected in the Incentive Business as profit sharing expense. Non-compensation expenses for Apollo’s Management Business were $64.6 million during the fourth quarter of 2011, a decrease of $1.5 million, or 2%, from the fourth quarter of 2010.

Total expenses for Apollo’s Management Business were $543.3 million during the year ended December 31, 2011, an increase of $64.5 million, or 13%, from the year ended December 31, 2010. Total compensation expense for Apollo’s Management Business was $319.3 million during the year ended December 31, 2011, an increase of $39.1 million, or 14%, from the year ended December 31, 2010, which was primarily driven by greater equity-based compensation expense from an increase in headcount during 2011. Non-compensation expenses for Apollo’s Management Business were $224.0 million during the year ended December 31, 2011, an increase of $25.4 million, or 13%, from the fourth quarter of 2010, which was primarily driven by the continued expansion of Apollo’s global investment platform.

Private Equity Segment

The economic net income from Apollo’s private equity segment was $232.4 million for the fourth quarter of 2011, compared to $787.2 million for the fourth quarter of 2010. Apollo’s private equity segment had total carried interest income of $328.7 million for the fourth quarter of 2011, which included realized carried interest income of $240.0 million that was largely driven by the portfolio company sales of Connections Education in Fund IV and Parallel Petroleum in Fund VII, as well as the special dividend from LyondellBasell.

Aggregate revenues among Apollo’s Fund VI and Fund VII portfolio company investments were up an estimated 16% during the year ended December 31, 2011 compared to 2010, and EBITDA was up an estimated 13% in aggregate over the same period. In addition, the combined fair value of Apollo’s underlying private equity investments was 30% above cost as of December 31, 2011 and appreciated by 11% during the fourth quarter of 2011.

Apollo’s private equity funds continued to generate positive IRRs during the quarter despite the lower unrealized mark-to-market valuations in 2011. From its inception in 2008 through December 31, 2011, Fund VII generated an annual gross and net IRR of 31% and 22%, respectively. Fund VI, which began investing in 2006 during the peak of the credit and housing market boom, generated an annual gross and net IRR of 6% and 5%, respectively, since its inception through December 31, 2011.

Despite the significant volatility in global financial markets during the fourth quarter of 2011, Apollo continued to identify and execute upon a number of compelling investment opportunities around the world, with a particular emphasis on the purchase of publicly-traded distressed debt securities across several industries. Private equity capital invested during the fourth quarter of 2011 was $1.2 billion, and uncalled private equity commitments, or “dry powder”, was $8.2 billion as of December 31, 2011.

Capital Markets Segment

The economic net income from Apollo’s capital markets segment was $139.6 million for the fourth quarter of 2011, compared to economic net income of $128.6 million for the fourth quarter of 2010. Apollo’s capital markets segment had total carried interest income of $160.5 million for the fourth quarter of 2011, compared to $135.3 million during the fourth quarter of 2010. Management fees within the capital markets segment were $50.0 million for the fourth quarter of 2011, an increase of $7.4 million, or 17%, compared to the fourth quarter of 2010.

During December 2011, Apollo announced an agreement to merge Stone Tower Capital LLC and its related management companies (“Stone Tower”), a leading alternative credit manager into Apollo’s capital markets business. The transaction is expected to close in April, subject to the satisfaction of closing conditions. Apollo believes the Stone Tower transaction will bolster Apollo’s position as one of the world’s largest and most diverse credit managers by adding significant scale and several new credit product capabilities. Stone Tower manages approximately $18 billion of AUM that was not included in Apollo’s AUM as of December 31, 2011.

Real Estate Segment

Apollo’s real estate segment had an economic net loss of $15.4 million for the fourth quarter of 2011, compared to an economic net loss of $14.0 million for the fourth quarter of 2010 after adjusting for the $24.1 million gain related to the acquisition of CPI, which was completed in November 2010. Total revenues for the real estate segment during the fourth quarter of 2011 were $11.0 million, as compared to $6.4 million in the fourth quarter of 2010. The $4.6 million increase in revenues was primarily driven by increased management fees following Apollo’s acquisition of CPI in November 2010. As of December 31, 2011, Apollo’s real estate AUM was $8.0 billion, compared to $6.5 billion at December 31, 2010.

Capital and Liquidity

As of December 31, 2011, Apollo had $738.7 million of cash and cash equivalents and $738.5 million of debt. These amounts exclude cash and debt associated with Apollo’s consolidated funds and consolidated variable interest entities. As of December 31, 2011, Apollo had a $868.6 million carried interest receivable and corresponding profit sharing payable of $352.9 million as well as total investments in its private equity, capital markets and real estate funds of $353.1 million.

Distribution

Apollo Global Management, LLC has declared a fourth quarter 2011 cash distribution of $0.46 per Class A share, which comprises a regular distribution of $0.07 per Class A share and a quarterly distribution of $0.39 per Class A share attributable largely to realizations from portfolio company sales as well as interest and dividend income. This distribution will be paid on February 29, 2012 to holders of record at the close of business on February 23, 2012.

Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its net after-tax cash flow in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business. However, we cannot assure shareholders that they will receive any distributions.

Conference Call

Apollo will host a conference call on Friday, February 10, 2012 at 10:00 am EST. During the call Marc Spilker, President; Gene Donnelly, Chief Financial Officer; and Gary Stein, Head of Corporate Communications, will review Apollo’s financial results. The conference call can be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and by providing conference call ID 45418210 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Investor Relations section of Apollo’s website at www.agm.com.

Following the call a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), passcode 45418210. To access the audio webcast, please visit Events in the Investor Relations section of Apollo’s website at www.agm.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $75 billion as of December 31, 2011, in private equity, credit-oriented capital markets and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Contact Information

For inquiries regarding Apollo, please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Patrick M. Parmentier, CPA

Investor Relations Manager

Apollo Global Management, LLC

212-822-0472

pparmentier@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

(212) 843-8590

czehren@rubenstein.com

Forward-Looking Statements

This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, capital markets or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s prospectus filed in accordance with Rule 424(b) of the Securities Act with the Securities and Exchange Commission (“SEC”) on March 30, 2011, and such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This release does not constitute an offer of any Apollo fund.

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

(dollars in thousands, except share data)

	Three Months Ended December 31,
	2011	2010
Revenues:
Advisory and transaction fees from affiliates	$22,144	$22,364
Management fees from affiliates	125,556	114,460
Carried interest income from affiliates	498,294	1,211,549

Total Revenues	645,994	1,348,373

Expenses:
Compensation and benefits:
Equity-based compensation	290,580	282,892
Salary, bonus and benefits	46,307	69,066
Profit sharing expense	211,984	429,918
Incentive fee compensation	694	8,747

Total Compensation and benefits	549,565	790,623
Interest expense	9,851	7,772
Professional fees	21,959	29,854
General, administrative and other	19,883	19,418
Placement fees	806	510
Occupancy	10,274	6,377
Depreciation and amortization	6,625	6,229

Total Expenses	618,963	860,783

Other Income:
Net gains from investment activities	20,580	165,945
Net gains from investment activities of consolidated variable interest entities	24,242	15,561
Income from equity method investments	43,165	36,164
Interest and dividend income	3,191	507
Other (loss) income, net	(973)	124,545

Total Other Income	90,205	342,722

Income before income tax provision	117,236	830,312
Income tax provision	(19,406)	(44,099)

Net Income	97,830	786,213
Net income attributable to Non-Controlling Interests	(86,897)	(579,930)

Net Income Attributable to Apollo Global Management, LLC	$10,933	$206,283

Dividends Declared per Class A Share	$0.20	$0.07

Net Income Per Class A Share:
Net Income Available to Class A Shareholders	$10,933	$206,283

Net Income Per Class A Share – Basic	$0.05	$1.78

Net Income Per Class A Share – Diluted	$0.05	$1.77

Weighted Average Number of Class A Shares – Basic	123,551,847	97,921,232

Weighted Average Number of Class A Shares – Diluted	124,281,897	98,727,160

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

(dollars in thousands, except share data)

	2011	2010	2009
Revenues:
Advisory and transaction fees from affiliates	$81,953	$79,782	$56,075
Management fees from affiliates	487,559	431,096	406,257
Carried interest (loss) income from affiliates	(397,880)	1,599,020	504,396

Total Revenues	171,632	2,109,898	966,728

Expenses:
Compensation and benefits:
Equity-based compensation	1,149,753	1,118,412	1,100,106
Salary, bonus and benefits	251,095	249,571	227,356
Profit sharing expense	(63,453)	555,225	161,935
Incentive fee compensation	3,383	20,142	5,613

Total Compensation and benefits	1,340,778	1,943,350	1,495,010
Interest expense	40,850	35,436	50,252
Professional fees	59,277	61,919	33,889
General, administrative and other	75,558	65,107	61,066
Placement fees	3,911	4,258	12,364
Occupancy	35,816	23,067	29,625
Depreciation and amortization	26,260	24,249	24,299

Total Expenses	1,582,450	2,157,386	1,706,505

Other (Loss) Income:
Net (losses) gains from investment activities	(129,827)	367,871	510,935
Net gains from investment activities of consolidated variable interest entities	24,201	48,206	—
Gains from repurchase of debt	—	—	36,193
Income from equity method investments	13,923	69,812	83,113
Interest and dividend income	4,731	1,528	1,450
Other income, net	10,066	195,032	41,410

Total Other (Loss) Income	(76,906)	682,449	673,101

(Loss) income before income tax provision	(1,487,724)	634,961	(66,676)
Income tax provision	(11,929)	(91,737)	(28,714)

Net (Loss) Income	(1,499,653)	543,224	(95,390)
Net income (loss) attributable to Non-Controlling Interests	1,030,827	(448,607)	(59,786)

Net (Loss) Income Attributable to Apollo Global Management, LLC	$(468,826)	$94,617	$(155,176)

Dividends Declared per Class A Share	$0.83	$0.21	$0.05

Net (Loss) Income Per Class A Share:
Net (Loss) Income Available to Class A Shareholders	$(468,826)	$94,617	$(155,176)

Net (Loss) Income Per Class A Share – Basic and Diluted	$(4.18)	$0.83	$(1.62)

Weighted Average Number of Class A Shares – Basic and Diluted	116,364,110	96,964,769	95,815,500

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except per share data)

Summary of Combined Segment Results for Management Business and Incentive Business:

	Three Months Ended								For the Year Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	December 31, 2010	December 31, 2011
Management Business:
Advisory and transaction fees from affiliates	$11.1	$26.8	$19.5	$22.3	$19.4	$23.6	$17.2	$22.1	$79.7	$82.3
Management fees from affiliates	103.8	106.2	106.7	114.5	118.2	121.2	123.0	127.8	431.2	490.2
Carried interest income from affiliates
Realized gains	12.1	10.2	11.5	13.6	12.5	11.2	11.3	9.5	47.4	44.5

Total management business revenues	127.0	143.2	137.7	150.4	150.1	156.0	151.5	159.4	558.3	617.0

Equity-based compensation(1)	1.7	8.6	9.8	10.5	13.2	17.0	18.0	20.0	30.6	68.2
Salary, bonus and benefits	59.8	60.3	60.4	69.1	72.1	64.3	68.4	46.3	249.6	251.1

Interest expense	10.8	9.5	7.3	7.8	10.9	10.3	9.8	9.9	35.4	40.9
Professional fees	12.6	9.1	9.6	29.6	17.1	12.8	6.8	21.6	60.9	58.3
General, administrative and other	14.0	16.3	14.1	19.1	16.2	22.1	16.3	19.4	63.5	74.0
Placement fees	3.9	0.7	(0.8)	0.5	0.5	0.6	2.0	0.8	4.3	3.9
Occupancy	5.4	5.4	5.9	6.4	7.2	7.9	10.4	10.3	23.1	35.8
Depreciation and amortization(2)	2.9	2.8	3.0	2.7	2.9	2.6	3.0	2.6	11.4	11.1

Total non-compensation expenses	49.6	43.8	39.1	66.1	54.8	56.3	48.3	64.6	198.6	224.0

Total management business expenses	111.1	112.7	109.3	145.7	140.1	137.6	134.7	130.9	478.8	543.3

Other (loss) income	(3.0)	25.6	49.2	125.0	8.3	13.7	(9.5)	2.3	196.8	14.8

Non-controlling interest(3)	(2.5)	(7.3)	(3.4)	(3.1)	(3.6)	(1.6)	(4.1)	(2.8)	(16.3)	(12.1)

Management Business Economic Net Income	10.4	48.8	74.2	126.6	14.7	30.5	3.2	28.0	260.0	76.4

Incentive Business:

Carried interest income (loss):
Unrealized gains (losses)	45.2	(117.2)	311.8	1,115.6	411.4	(25.8)	(1,683.2)	211.0	1,355.4	(1,086.6)
Realized gains	51.4	53.3	9.1	82.4	134.8	178.7	52.9	278.2	196.2	644.6

Total carried interest income (loss)	96.6	(63.9)	320.9	1,198.0	546.2	152.9	(1,630.3)	489.2	1,551.6	(442.0)

Profit sharing expense:
Unrealized profit sharing expense	21.8	(53.3)	116.7	419.3	167.6	(9.6)	(582.7)	54.1	504.5	(370.6)
Realized profit sharing expense	16.8	20.7	2.7	10.5	49.5	80.4	19.3	157.8	50.7	307.0

Total profit sharing expense	38.6	(32.6)	119.4	429.8	217.1	70.8	(563.4)	211.9	555.2	(63.6)

Incentive fee compensation	2.9	6.3	2.1	8.8	10.1	(3.6)	(3.8)	0.7	20.1	3.4

Net gains (losses) from investment activities	—	—	—	—	17.8	2.3	(33.4)	7.4	—	(5.9)
Income (loss) from equity method investments	10.6	(1.0)	31.4	39.9	25.1	6.8	(65.7)	44.6	80.9	10.8

Other income (loss)	10.6	(1.0)	31.4	39.9	42.9	9.1	(99.1)	52.0	80.9	4.9

Incentive Business Economic Net Income (Loss)	65.7	(38.6)	230.8	799.3	361.9	94.8	(1,162.2)	328.6	1,057.2	(376.9)

Total Economic Net Income (Loss)	$76.1	$10.2	$305.0	$925.9	$376.6	$125.3	$(1,159.0)	$356.6	$1,317.2	$(300.5)

Income Tax (Provision) Benefit on Economic Net Income(4)	$(4.1)	$(12.7)	$(30.9)	$(44.1)	$(25.2)	$(7.8)	$66.5	$(54.6)	$(91.8)	$(21.1)

Total Economic Net Income (Loss) After Taxes	$72.0	$(2.5)	$274.1	$881.8	$351.4	$117.5	$(1,092.5)	$302.0	$1,225.4	$(321.6)

Non-GAAP Weighted average diluted shares outstanding (in millions)	347.7	348.8	349.4	350.5	353.6	376.0	378.0	379.3	349.1	371.8

Total ENI After Taxes per Share	$0.21	$(0.01)	$0.78	$2.52	$0.99	$0.31	$(2.89)	$0.80	$3.51	$(0.86)

(1)	The combined amounts relate to RSUs (excluding RSUs granted in connection with the 2007 private placement) and share options. Excludes equity-based compensation expense comprising amortization of Apollo Operating Group (AOG) units.
(2)	Includes amortization of leasehold improvements.
(3)	Reflects the remaining interest held by certain individuals who receive an allocation of income from certain of our capital markets management companies.
(4)	Income tax (provision) benefit on Economic Net Income has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG units for Class A shares of Apollo Global Management, LLC. The assumptions and methodology impact the 2011 implied income tax provision which is consistent with those methodologies and assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP.

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Private Equity Segment:

	Three Months Ended								For the Year Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	December 31, 2010	December 31, 2011
Management Business:
Advisory and transaction fees from affiliates	$7.8	$24.3	$17.0	$11.4	$15.1	$21.6	$14.8	$15.4	$60.5	$66.9
Management fees from affiliates	64.3	65.1	64.5	65.5	65.5	65.4	65.3	67.0	259.4	263.2

Total management business revenues	72.1	89.4	81.5	76.9	80.6	87.0	80.1	82.4	319.9	330.1

Equity-based compensation	0.4	5.4	5.1	5.3	7.2	7.5	8.1	9.0	16.2	31.8
Salary, bonus and benefits	33.2	30.3	34.2	36.3	37.8	27.8	32.4	27.1	134.0	125.1
Other expenses	26.4	23.5	22.3	25.7	23.6	26.6	24.8	24.3	97.9	99.3

Total management business expenses	60.0	59.2	61.6	67.3	68.6	61.9	65.3	60.4	248.1	256.2

Other (loss) income	(0.9)	28.1	42.4	92.6	5.1	3.7	(1.0)	(0.7)	162.2	7.1

Management Business Economic Net Income	11.2	58.3	62.3	102.2	17.1	28.8	13.8	21.3	234.0	81.0

Incentive Business:

Carried interest income (loss):
Unrealized gains (losses)	57.5	(83.7)	228.1	1,049.6	323.1	(32.4)	(1,399.1)	88.7	1,251.5	(1,019.7)
Realized gains	12.4	44.1	—	13.1	118.6	171.4	40.5	240.0	69.6	570.5

Total carried interest income (loss)	69.9	(39.6)	228.1	1,062.7	441.7	139.0	(1,358.6)	328.7	1,321.1	(449.2)

Profit sharing expense:
Unrealized profit sharing expense	34.4	(38.3)	97.2	392.6	147.1	(17.4)	(513.1)	13.1	485.9	(370.3)
Realized profit sharing expense	5.7	19.2	—	8.9	45.1	77.4	15.8	131.6	33.8	269.9

Total profit sharing expenses	40.1	(19.1)	97.2	401.5	192.2	60.0	(497.3)	144.7	519.7	(100.4)

Income (losses) from equity method investments	7.7	1.5	17.7	23.8	15.8	4.5	(39.4)	27.1	50.7	8.0

Total other income (loss)	7.7	1.5	17.7	23.8	15.8	4.5	(39.4)	27.1	50.7	8.0

Incentive Business Economic Net Income (Loss)	37.5	(19.0)	148.6	685.0	265.3	83.5	(900.7)	211.1	852.1	(340.8)

Total Economic Net Income (Loss)	$48.7	$39.3	$210.9	$787.2	$282.4	$112.3	$(886.9)	$232.4	$1,086.1	$(259.8)

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Capital Markets Segment:

	Three Months Ended								For the Year Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	December 31, 2010	December 31, 2011
Management Business:
Advisory and transaction fees from affiliates	$3.3	$2.5	$2.5	$10.9	$4.3	$2.0	$1.9	$6.5	$19.2	$14.7
Management fees from affiliates	37.8	39.5	40.4	42.6	43.4	46.1	47.2	50.0	160.3	186.7
Carried interest income from affiliates
Realized gains	12.1	10.2	11.5	13.6	12.5	11.2	11.3	9.5	47.4	44.5

Total management business revenues	53.2	52.2	54.4	67.1	60.2	59.3	60.4	66.0	226.9	245.9

Equity-based compensation	0.6	2.0	3.5	3.8	3.5	6.3	6.4	7.1	9.9	23.3
Salary, bonus and benefits	22.9	23.9	21.3	25.8	24.5	28.6	29.1	10.7	93.9	92.9
Other expenses	21.5	18.5	11.2	29.5	26.0	23.8	17.5	27.7	80.7	95.0

Total management business expenses	45.0	44.4	36.0	59.1	54.0	58.7	53.0	45.5	184.5	211.2

Other (loss) income	(2.2)	(2.5)	6.8	8.9	2.7	0.5	(8.3)	3.1	11.0	(2.0)

Non-controlling interest	(2.5)	(7.3)	(3.4)	(3.1)	(3.6)	(1.6)	(4.1)	(2.8)	(16.3)	(12.1)

Management Business Economic Net Income (Loss)	3.5	(2.0)	21.8	13.8	5.3	(0.5)	(5.0)	20.8	37.1	20.6

Incentive Business:

Carried interest income (loss):
Unrealized (losses) gains	(12.3)	(33.5)	83.7	66.0	88.3	6.6	(284.1)	122.3	103.9	(66.9)
Realized gains	39.0	9.2	9.1	69.3	16.2	7.3	12.4	38.2	126.6	74.1

Total carried interest income (loss)	26.7	(24.3)	92.8	135.3	104.5	13.9	(271.7)	160.5	230.5	7.2

Profit sharing expense:
Unrealized profit sharing expense	(12.6)	(15.0)	19.5	26.7	20.5	7.8	(69.6)	41.0	18.6	(0.3)
Realized profit sharing expense	11.1	1.5	2.7	1.6	4.4	3.0	3.5	24.8	16.9	35.7

Total profit sharing expense	(1.5)	(13.5)	22.2	28.3	24.9	10.8	(66.1)	65.8	35.5	35.4

Incentive fee compensation	2.9	6.3	2.1	8.8	10.1	(3.6)	(3.8)	0.7	20.1	3.4

Net gains (losses) from investment activities	—	—	—	—	17.8	2.3	(33.4)	7.4	—	(5.9)
Income (loss) from equity method investments	3.1	(2.7)	13.6	16.6	9.1	2.0	(26.4)	17.4	30.6	2.1

Total other income (loss)	3.1	(2.7)	13.6	16.6	26.9	4.3	(59.8)	24.8	30.6	(3.8)

Incentive Business Economic Net Income (Loss)	28.4	(19.8)	82.1	114.8	96.4	11.0	(261.6)	118.8	205.5	(35.4)

Total Economic Net Income (Loss)	$31.9	$(21.8)	$103.9	$128.6	$101.7	$10.5	$(266.6)	$139.6	$242.6	$(14.8)

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Real Estate Segment:

	Three Months Ended								For the Year Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	December 31, 2010	December 31, 2011
Management Business:
Advisory and transaction fees from affiliates	$—	$—	$—	$—	$—	$—	$0.5	$0.2	$—	$0.7
Management fees from affiliates	1.6	1.6	1.8	6.4	9.3	9.7	10.5	10.8	11.4	40.3

Total management business revenues	1.6	1.6	1.8	6.4	9.3	9.7	11.0	11.0	11.4	41.0

Equity-based compensation	0.7	1.2	1.2	1.4	2.5	3.2	3.5	3.9	4.5	13.1
Salary, bonus and benefits	3.7	6.1	4.9	7.0	9.8	7.9	6.9	8.5	21.7	33.1
Other expenses	1.7	1.8	5.6	10.9	5.2	5.9	6.0	12.6	20.0	29.7

Total management business expenses	6.1	9.1	11.7	19.3	17.5	17.0	16.4	25.0	46.2	75.9

Other income (loss)	0.1	—	—	23.5	0.5	9.5	(0.2)	(0.1)	23.6	9.7

Management Business Economic Net (Loss) Income	(4.4)	(7.5)	(9.9)	10.6	(7.7)	2.2	(5.6)	(14.1)	(11.2)	(25.2)

Incentive Business:

Carried interest income:
Unrealized gains	—	—	—	—	—	—	—	—	—	—
Realized gains	—	—	—	—	—	—	—	—	—	—

Total carried interest income	—	—	—	—	—	—	—	—	—	—

Profit sharing expense:
Unrealized profit sharing expense	—	—	—	—	—	—	—	—	—	—
Realized profit sharing expense	—	—	—	—	—	—	—	1.4	—	1.4

Total profit sharing expense	—	—	—	—	—	—	—	1.4	—	1.4

(Loss) income from equity method investments	(0.1)	0.2	0.1	(0.5)	0.1	0.3	0.2	0.1	(0.3)	0.7

Incentive Business Economic Net (Loss) Income	(0.1)	0.2	0.1	(0.5)	0.1	0.3	0.2	(1.3)	(0.3)	(0.7)

Total Economic Net (Loss) Income	$(4.5)	$(7.3)	$(9.8)	$10.1	$(7.6)	$2.5	$(5.4)	(15.4)	$(11.5)	$(25.9)

APOLLO GLOBAL MANAGEMENT, LLC

RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ECONOMIC NET INCOME (LOSS) (UNAUDITED)

(dollars in millions)

Reconciliation of U.S. GAAP Net (Loss) Income to Economic Net Income (Loss):

	Three Months Ended								For the Year-Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	December 31, 2010	December 31, 2011
Net (Loss) Income Attributable to Apollo Global Management, LLC	$(60.7)	$(75.1)	$24.1	$206.3	$38.2	$(51.0)	$(467.0)	$11.0	$94.6	$(468.8)
Impact of non-cash charges related to equity-based compensation:
AOG units	258.3	258.4	258.0	258.2	258.2	258.2	258.2	258.2	1,032.9	1,032.8
RSUs Private placement awards(1)	12.8	12.1	11.9	11.8	11.9	11.9	11.4	11.8	48.6	47.0
ARI restricted stock awards, ARI RSUs and AMTG RSUs	0.2	0.2	0.2	0.2	0.2	0.2	0.4	0.5	0.8	1.3
AAA RDUs	0.6	0.7	2.0	2.2	0.1	0.1	0.2	0.1	5.5	0.5

Total non-cash charges related to equity-based compensation	271.9	271.4	272.1	272.4	270.4	270.4	270.2	270.6	1,087.8	1,081.6

Income tax provision (benefit)	4.1	12.7	30.9	44.1	8.8	3.6	(19.9)	19.4	91.8	11.9
Income (loss) from consolidated VIEs	—	—	—	—	—	—	0.7	(0.7)	—	—
Amortization of intangible assets associated with the 2007 Reorganization and acquisitions	3.2	3.2	3.0	3.4	3.2	4.3	3.6	4.0	12.8	15.1
Net loss (income) of Metals Trading Fund	1.2	1.3	(0.2)	—	—	—	—	—	2.3	—
Net (loss) income attributable to Non-Controlling Interests in Apollo Operating Group	(143.6)	(203.3)	(24.9)	399.7	56.0	(102.0)	(946.6)	52.3	27.9	(940.3)

Economic Net Income (Loss)	$76.1	$10.2	$305.0	$925.9	$376.6	$125.3	$(1,159.0)	$356.6	$1,317.2	$(300.5)

(1)	Represents awards granted in connection with the 2007 private placement.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

Assets Under Management—Fee-Generating and Non-Fee Generating

The table below displays fee-generating and non-fee generating AUM by segment as of December 31, 2011, 2010 and 2009:

	As of December 31,
	2011	2010	2009
	(in millions)

Private Equity	$35,384	$38,799	$34,002
Fee-generating	28,031	27,874	28,092
Non-fee generating	7,353	10,925	5,910

Capital Markets	31,867	22,283	19,112
Fee-generating	26,553	16,484	14,854
Non-fee generating	5,314	5,799	4,258

Real Estate	7,971	6,469	495
Fee-generating	3,537	2,679	279
Non-fee generating	4,434	3,790	216

Total Assets Under Management	75,222	67,551	53,609
Fee-generating	58,121	47,037	43,225
Non-fee generating	17,101	20,514	10,384

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

The following tables summarize changes in total AUM and AUM for each of our segments for the three months ended December 31, 2011 and 2010 and years ended December 31, 2011, 2010 and 2009:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010	2009
	(in millions)
Change in Total AUM:
Beginning of Period	$65,085	$57,776	$67,551	$53,609	$44,202
Income (loss)	2,619	4,664	(1,477)	8,623	9,465
Subscriptions/Capital raised	856	80	3,797	617	1,828
Other inflows/Acquisitions	7,958	3,714	9,355	3,713	—
Distributions	(1,369)	(267)	(5,153)	(2,518)	(1,372)
Redemptions	(237)	(49)	(532)	(338)	(261)
Leverage	310	1,633	1,681	3,845	(253)

End of Period	$75,222	$67,551	$75,222	$67,551	$53,609

Change in Private Equity AUM:
Beginning of Period	$34,779	$35,269	$38,799	$34,002	$29,094
Income (loss)	1,547	3,673	(1,612)	6,387	6,215
Subscriptions/Capital raised	259	—	417	—	—
Distributions	(1,052)	(20)	(3,464)	(1,568)	(827)
Net segment transfers	(61)	(210)	167	(68)	216
Leverage	(88)	87	1,077	46	(696)

End of Period	$35,384	$38,799	$35,384	$38,799	$34,002

Change in Capital Markets AUM:
Beginning of Period	$22,406	$19,910	$22,283	$19,112	$15,108
Income (loss)	1,098	1,056	(110)	2,207	3,253
Subscriptions/Capital raised	547	80	3,094	512	1,617
Other inflows/Acquisitions	7,958	—	9,355	—	—
Distributions	(271)	(190)	(1,237)	(698)	(545)
Redemptions	(237)	(49)	(532)	(338)	(261)
Net segment transfers	(127)	210	(1,353)	(291)	(322)
Leverage	493	1,266	367	1,779	262

End of Period	$31,867	$22,283	$31,867	$22,283	$19,112

Change in Real Estate AUM:
Beginning of Period	$7,900	$2,597	$6,469	$495	$—
(Loss) income	(26)	(65)	245	29	(3)
Subscriptions/Capital raised	50	—	286	105	211
Other inflows/Acquisitions	—	3,714	—	3,713	—
Distributions	(46)	(57)	(452)	(252)	—
Net segment transfers	188	—	1,186	359	106
Leverage	(95)	280	237	2,020	181

End of Period	$7,971	$6,469	$7,971	$6,469	$495

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

The following tables summarize changes in total fee-generating AUM and fee-generating AUM for each of our segments for the three months and years ended December 31, 2011 and 2010:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010
	(in millions)
Change in Total Fee-Generating AUM:
Beginning of Period	$49,651	$44,152	$47,037	$43,224
Income (loss)	149	698	(393)	1,244
Subscriptions/Capital raised	677	60	2,547	1,234
Other inflows/Acquisitions	7,960	2,131	9,355	2,130
Distributions	(135)	(583)	(734)	(1,327)
Redemptions	(226)	(10)	(481)	(291)
Net movements between Fee-Generating/Non Fee-Generating	511	—	761	(197)
Leverage	(466)	589	29	1,020

End of Period	$58,121	$47,037	$58,121	$47,037

Change in Private Equity AUM:
Beginning of Period	$27,786	$27,665	$27,874	$28,092
Income (loss)	70	407	(112)	391
Subscriptions/Capital raised	260	—	410	—
Distributions	(17)	(72)	(272)	(432)
Net segment transfers	(62)	(202)	(88)	(59)
Net movements between Fee-Generating/Non Fee-Generating	135	—	285	(218)
Leverage	(141)	76	(66)	100

End of Period	$28,031	$27,874	$28,031	$27,874

Change in Capital Markets AUM:
Beginning of Period	$18,507	$15,930	$16,484	$14,854
Income	83	159	301	842
Subscriptions/Capital raised	317	60	1,795	1,234
Other inflows/Acquisitions	7,960	—	9,355	—
Distributions	(13)	(494)	(283)	(696)
Redemptions	(226)	(10)	(481)	(291)
Net segment transfers	(106)	202	(638)	(300)
Net movements between Fee-Generating/Non Fee-Generating	356	—	356	21
Leverage	(325)	637	(336)	820

End of Period	$26,553	$16,484	$26,553	$16,484

Change in Real Estate AUM:
Beginning of Period	$3,358	$557	$2,679	$278
(Loss) income	(4)	132	(582)	11
Subscriptions/Capital raised	100	—	342	—
Other inflows/Acquisitions	—	2,131	—	2,130
Distributions	(105)	(17)	(179)	(199)
Net segment transfers	168	—	726	359
Net movements between Fee-Generating/Non Fee-Generating	20	—	120	—
Leverage	—	(124)	431	100

End of Period	$3,537	$2,679	$3,537	$2,679

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

Investment Record

Private Equity

The following table summarizes the investment record of certain of our private equity fund portfolios. All amounts are as of December 31, 2011, unless otherwise noted:

	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	As of December 31, 2011				As of December 31, 2010				As of December 31, 2009
							Gross IRR		Net IRR		Gross IRR		Net IRR		Gross IRR		Net IRR
		(in millions)
Fund VII	2008	$14,676	$10,623	$5,607	$9,769	$15,376	31%		22%		46%		32%		NM	(2)	NM	(2)
Fund VI	2006	10,136	11,766	4,572	9,268	13,840	6		5		13		10		5%		4%
Fund V	2001	3,742	5,192	11,155	1,446	12,601	61		44		62		45		62		46
Fund IV	1998	3,600	3,481	6,693	140	6,833	12		9		11		9		11		8
Fund III	1995	1,500	1,499	2,615	87	2,702	18		12		18		12		18		11
Fund I, II & MIA(3)	1990/92	2,220	3,773	7,924	—	7,924	47		37		47		37		47		37

Total		$35,874	$36,334	$38,566	$20,710	$59,276	39	%(4)	25	%(4)	39	%(4)	26	%(4)	39	%(4)	26	%(4)

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	Fund VII only commenced investing capital within 24 months prior to the period indicated. Given the limited investment period and overall longer investment period for private equity funds, the return information was deemed not meaningful.
(3)	Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. We do not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time.
(4)	Total IRR is calculated based on total cash flows for all funds presented.

Capital Markets

The following table summarizes the investment record for certain funds with a defined maturity date, and internal rate of return since inception, or “IRR”, which is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date. All amounts are as of December 31, 2011, unless otherwise noted:

	Year of Inception	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	As of December 31, 2011		As of December 31, 2010		As of December 31, 2009
							Gross IRR	Net IRR	Gross IRR	Net IRR	Gross IRR		Net IRR
		(in millions)
AIE II(2)	2008	$267.7	$614.4	$549.2	$237.9	$787.1	18.2%	14.2%	27.5%	21.8%	NM	(3)	NM	(3)
COF I	2008	1,484.9	1,613.2	1,028.0	1,910.2	2,938.2	25.0	22.4	32.5	29.0	NM	(3)	NM	(3)
COF II	2008	1,583.0	2,194.7	1,074.7	1,465.4	2,540.1	10.3	8.5	17.4	14.9	NM	(3)	NM	(3)
ACLF	2007	984.0	1,448.5	785.4	709.3	1,494.7	10.1	9.2	12.1	11.2	NM	(3)	NM	(3)
Artus	2007	106.6	190.1	30.7	171.4	202.1	3.6	3.4	3.0	2.8	NM	(3)	NM	(3)
EPF(2)	2007	1,678.8	1,410.7	843.2	966.7	1,809.9	16.6	8.8	14.8	7.9	NM	(3)	NM	(3)

Totals		$6,105.0	$7,471.6	$4,311.2	$5,460.9	$9,772.1

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	Fund is denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.30 as of December 31, 2011.
(3)	Returns have not been presented as the fund only commenced investing capital within 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

The following table summarizes the investment record for certain funds with no maturity date, except AIE I which is winding down. All amounts are as of December 31, 2011, unless otherwise noted:

	Year of Inception	Net Asset Value as of December 31, 2011		Net Return
				Since Inception to December 31, 2011		For the Year Ended December 31, 2011	For the Year Ended December 31, 2010		For the Year Ended December 31, 2009
		(in millions)
AMTG(1)(2)	2011	$201.1	(2)	NM	(1)	NM (1)	N/A	(2)	N/A	(2)
AFT(1)(3)	2011	273.6		NM	(1)	NM (1)	N/A	(3)	N/A	(3)
AAOF	2007	230.6		7.4%		(7.3)%	12.5%		16.2%
SOMA(4)	2007	963.0		25.9		(10.5)	16.9		87.1
AIE I(5)	2006	38.2		(50.0)		(4.4)	32.4		77.9
AINV(6)	2004	1,607.4		34.1		(5.1)	4.8		17.0
Value Funds(7)	2003/2006	765.6		50.0		(9.6)	12.2		57.7

(1)	Returns have not been presented as the fund only commenced investing capital within 24 months prior to the period indicated and therefore such return information was deemed not meaningful.
(2)	In July 2011, Apollo Residential Mortgage, Inc. (“AMTG”) completed its initial public offering raising approximately $203.0 million in net proceeds. The net asset value is shown as of September 30, 2011. See www.apolloresidentialmortgage.com for most recent public financial information on AMTG.
(3)	The Apollo Senior Floating Rate Fund Inc. (“AFT”) completed its initial public offering during the first quarter of 2011. See www.agmfunds.com for the most recent financial information on AFT.
(4)	SOMA returns for primary mandate, which follows similar strategies as the Value Funds and excludes SOMA’s investments in other Apollo funds.
(5)	Fund is denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.30 as of December 31, 2011.
(6)	Net return for AINV represents NAV return including reinvested dividends.
(7)	Value Funds consist of Apollo Strategic Value Master Fund, L.P., together with its feeder funds (“SVF”) and Apollo Value Investment Master Fund, L.P., together with its feeder funds (“VIF”).

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

Real Estate

The following table summarizes the investment record for certain funds with a defined maturity date, and internal rate of return since inception, or “IRR”, which is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date. All amounts are as of December 31, 2011, unless otherwise noted:

			Total Invested Capital								As of December 31, 2011				As of December 31, 2010
	Year of Inception	Committed Capital			Realized		Unrealized(1)		Total Value		Gross IRR		Net IRR		Gross IRR		Net IRR
		(in millions)
AGRE U.S. Real Estate Fund, L.P(2)(3)	2011	$384.9	$37.1		$—		$37.0		$37.0		NM	(2)	NM	(2)	N/A	(3)	N/A	(3)
CPI Capital Partners North America(4)	2006	600.0	451.8		218.3		125.7		344.0		N/A	(4)	N/A	(4)	N/A	(4)	N/A	(4)
CPI Capital Partners Asia Pacific(4)(5)	2006	1,291.6	1,075.4		731.9		570.4		1,302.3		N/A	(4)	N/A	(4)	N/A	(4)	N/A	(4)
CPI Capital Partners Europe(4)(6)	2006	1,506.4	924.5		52.8		418.6		471.4		N/A	(4)	N/A	(4)	N/A	(4)	N/A	(4)
CPI Other(7)	Various	4,791.6	N/A	(7)	N/A	(7)	N/A	(7)	N/A	(7)	N/A	(7)	N/A	(7)	N/A	(7)	N/A	(7)

Totals		$8,574.5	$2,488.8		$1,003.0		$1,151.7		$2,154.7

(1)	Figures include market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	Returns have not been presented as the fund only commenced investing capital within 24 months prior to the period indicated and therefore such return information was deemed not meaningful.
(3)	AGRE U.S. Real Estate Fund, L.P., a newly formed closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held closings in January 2011 and June 2011 for a total of $134.9 million in base capital commitments and $250 million in additional commitments.
(4)	As part of the CPI acquisition, Apollo acquired general partner interests in fully invested funds. The net IRRs from the inception of the respective fund to December 31, 2011 were (11.0)%, 3.5% and (17.2)% for the CPI Capital Partners North America, Asia Pacific and Europe, respectively. These net IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo has only become the general partner or manager of these funds since completing the acquisition on November 12, 2010.
(5)	CPI Capital Partners Asia Pacific is a U.S. dollar denominated fund.
(6)	Fund is denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.30 as of December 31, 2011.
(7)	Other consists of funds or individual investments of which we are not the general partner or manager and only receive fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. CPI Other fund performance is a result of invested capital prior to Apollo’s management of these funds. Return and certain other performance data is therefore not considered meaningful as we perform primarily an administrative role.

The following table summarizes the investment record for certain funds with no maturity date. All amounts are as of December 31, 2011, unless otherwise noted:

	Year of Inception	Raised Capital(1)	Gross Assets	Current Net Asset Value
	(in millions)
ARI(2)	2009	$353.7	$909.7	$336.0
CMBS Funds(3)	Various	653.5	2,216.9	465.6
AGRE Debt Fund I, L.P.(3)	2011	155.5	156.1	155.7

(1)	Reflects initial gross raised capital and does not include distributions subsequent to capital raise.
(2)	Amounts presented as of September 30, 2011. See www.apolloreit.com for the most recent public financial information on ARI.
(3)	Returns have not been presented as the fund only commenced investing capital within 24 months prior to the period indicated, and therefore such return information was deemed not meaningful.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SEGMENT INFORMATION (UNAUDITED)

Supplemental Segment Information

Private Equity Dollars Invested and Uncalled Commitments

The following table summarizes the private equity dollars invested during the specified reporting periods:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010	2009
			(in millions)
Private equity dollars invested	$1,226	$334	$3,350	$3,863	$3,476

The following table summarizes the uncalled private equity commitments as of December 31, 2011, December 31, 2010 and December 31, 2009:

	As of December 31,
	2011	2010	2009
	(in millions)
Uncalled private equity commitments	$8,204	$10,345	$13,027

Cost and Fair Value of our Funds’ Investments by Segment

The following table provides a summary of the cost and fair value of our funds’ investments by segment. The cost and fair values of our private equity investments represent the current invested capital and unrealized values, respectively, in Fund VII, Fund VI, Fund V and Fund IV:

	As of December 31, 2011		As of December 31, 2010		As of December 31, 2009
	(in millions)
Private Equity:
Cost	$15,956		$14,322		$12,788
Fair Value	20,700		22,485		15,971

Capital Markets:
Cost	9,812	(1)	10,226		8,569
Fair Value	10,621	(1)	11,476		8,811

Real Estate(2):
Cost	4,788	(3)	4,028	(4)	271
Fair Value	4,339	(3)	3,368	(4)	270

(1)	Includes AMTG amounts as of September 30, 2011.
(2)	The cost and fair value of the real estate investments represent the cost and fair value, respectively, of the current unrealized invested capital for ARI, the CMBS Funds, AGRE U.S. Real Estate Fund L.P., CPI Capital Partners NA, AGRE Debt Fund I L.P., CPI Capital Partners Asia Pacific, and CPI Capital Partners Europe.
(3)	Includes CPI Funds with investment cost and fair value of $1.5 billion and $1.1 billion, respectively, as of December 31, 2011. Also includes ARI amounts as of September 30, 2011. Additionally, ARI includes loans at amortized cost.
(4)	All amounts are as of September 30, 2010 and include CPI Funds’ investment cost of $1.8 billion and fair value of $1.1 billion. Additionally, ARI includes loans at amortized cost.

As of December 31, 2011, approximately 66% of the fair value of our fund investments was determined using market-based valuation methods (i.e., reliance on broker or listed exchange quotes) and the remaining 34% was determined primarily by comparable company and industry multiples or discounted cash flow models. For our private equity, capital markets and real estate segments, the percentage determined using market-based valuation methods as of December 31, 2011 was 59%, 79% and 48%, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

CARRIED INTEREST RECEIVABLE AND CARRIED INTEREST INCOME

(LOSS) SUMMARY (UNAUDITED)

The table below presents an analysis of our (i) carried interest receivable as of December 31, 2011 and (ii) realized and unrealized carried interest (loss) income for the three months and year ended December 31, 2011.

	As of December 31, 2011		For the Three Months Ended December 31, 2011			For the Year Ended December 31, 2011
	Carried Interest Receivable		Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income (Loss)	Total Carried Interest Income (Loss)	Unrealized Carried Interest (Loss) Income		Realized Carried Interest Income	Total Carried Interest Income (Loss)
	(in millions)
Private Equity Funds:
Fund VII	$508.0		$208.8	$147.6	$356.4	$(135.9)		$260.2	$124.3
Fund VI	—		2.6	—	2.6	(723.6	)(2)	80.7	(642.9)
Fund V	125.0		(18.1)	—	(18.1)	(51.6)		24.9	(26.7)
Fund IV	17.9		(109.5)	92.4	(17.1)	(118.1)		204.7	86.6
AAA	22.1		4.9	—	4.9	9.5		—	9.5

Total Private Equity Funds	$673.0		$88.7	$240.0	$328.7	$(1,019.7)		$570.5	$(449.2)

Capital Markets Funds:
Distressed and Event-Driven Hedge Funds (Value Funds, SOMA, AAOF)	$12.6		$5.2	$(0.1)	$5.1	$(22.0	)(2)	$1.7	$(20.3)
Mezzanine Funds (AIE II, AINV)	17.4		(13.2)	22.7	9.5	(18.7)		54.9	36.2
Non-Performing Loan Fund (EPF)	51.5		27.8	—	27.8	53.2		—	53.2
Senior Credit Funds (COF I/COF II, ACLF, Gulf Stream)	114.1		103.0	25.1	128.1	(79.4)		62.0	(17.4)
Other (FCI I)	—		(0.5)	—	(0.5)	—		—	—

Total Capital Markets Funds	$195.6		$122.3	$47.7	$170.0	$(66.9)		$118.6	$51.7

Total	$868.6	(1)	$211.0	$287.7	$498.7	$(1,086.6)		$689.1	$(397.5)

(1)	There was a corresponding profit sharing payable of $352.9 million as of December 31, 2011 that results in a net carried interest receivable amount of $515.7 million as of December 31, 2011.
(2)	See the following table summarizing the fair value gains on investments and income needed to generate carried interest for funds and the related general partner obligation to return previously distributed carried interest income.

The following table summarizes the fair value gains on investments and income needed to generate carried interest income for funds that are currently not generating carried interest income and have a general partner obligation to return previously distributed carried interest income based on the current fair value of the underlying funds’ investments as of December 31, 2011:

Fund	General Partner Obligation(1)	Fair Value of Investments/ Net Asset Value as of December 31, 2011		Fair Value Gain on Investments and Income to Cross Carried Interest Income Threshold
	(in millions)
Fund VI	$75.3	$9,267.5	(2)	$1,553.2
SOMA	18.1	963.0	(3)	111.8

Total	$93.4	$10,230.5		$1,665.0

(1)	Based upon a hypothetical liquidation of Fund VI and SOMA as of December 31, 2011, Apollo has recorded a general partner obligation to return previously distributed carried interest income, which represents amounts due to these funds. The actual determination and any required payment of a general partner obligation would not take place until the final disposition of the fund’s investments based on contractual termination of the fund.
(2)	Represents fair value of investments.
(3)	Represents net asset value.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SHARE INFORMATION (UNAUDITED)

The table below details Apollo’s ENI, for the three months and years ended December 31, 2011 and 2010. Total ENI includes segment income (loss), excluding the impact of non-cash charges related to RSUs granted in connection with the 2007 private placement and equity-based compensation expense comprising amortization of AOG units, income taxes, amortization of intangibles associated with the 2007 reorganization and acquisitions and non-controlling interest with the exception of allocation of income made to certain individuals from certain of our capital markets management companies:

	For the Three Months Ended December 31,		Variance		For the Year Ended December 31,		Variance
(dollars in millions except per share amounts)	2011	2010	$	%	2011	2010	$	%

Total Economic Net Income (Loss)	$356.6	$925.9	$(569.3)	(61)%	$(300.5)	$1,317.2	$(1,617.7)	(123)%
Income Tax Provision on Economic Net Income (1)	(54.6)	(44.1)	(10.5)	24%	(21.1)	(91.8)	70.7	(77)%

Economic Net Income (Loss), After Taxes	$302.0	$881.8	$(579.8)	(66)%	$(321.6)	$1,225.4	$(1,547.0)	(126)%

ENI After Taxes per Share	$0.80	$2.52	$(1.72)	(68)%	$(0.86)	$3.51	$(4.37)	(125)%

(1)	Income tax provision on Economic Net Income has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG units for Class A shares of Apollo Global Management, LLC. The assumptions and methodology impact the 2011 implied income tax provision which is consistent with those methodologies and assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP.

The table below presents Non-GAAP weighted average diluted shares outstanding for the three months and years ended December 31, 2011 and 2010:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010
Total GAAP Weighted Average Outstanding Class A Shares:
Basic	123,551,847	97,921,232	116,364,110	96,964,769
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000	240,000,000	240,000,000
Vested RSUs(1)	15,745,423	12,553,534	15,448,023	12,132,401

Non-GAAP Weighted Average Diluted Shares Outstanding	379,297,270	350,474,766	371,812,133	349,097,170

(1)	Vested RSUs have not been issued in the form of Class A shares. As a result, the amount of Vested RSUs has been excluded from the outstanding Class A share basic and diluted amounts.

The table below presents Non-GAAP diluted shares outstanding as of December 31, 2011 and 2010:

	As of December 31,
	2011	2010
Total GAAP Outstanding Class A Shares:
Basic	123,923,042	97,921,232
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000
Vested RSUs(1)	20,240,008	15,642,921

Non-GAAP Diluted Shares Outstanding	384,163,050	353,564,153

(1)	Vested RSUs have not been issued in the form of Class A shares. As a result, the amount of Vested RSUs has been excluded from the outstanding Class A share basic and diluted amounts.

Note:	In addition to fully diluted shares outstanding above, there were approximately 5.6 million and 3.5 million unvested RSUs that participate in distributions as of December 31, 2011 and 2010, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

Non-GAAP Financial Information

Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”):

•

Economic Net Income, or ENI, as well as ENI after taxes are key performance measures used by management in evaluating the performance of Apollo’s private equity, capital markets and real estate segments. Management also believes the components of ENI such as the amount of management fees, advisory and transaction fees and carried interest income are indicative of Apollo’s performance. Management uses these performance measures in making key operating decisions such as the following:

•	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

•	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

•

Decisions related to compensation, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. As it relates to compensation, management seeks to align the interests of certain professionals and selected other individuals who have a profit sharing interest in the carried interest income earned in relation to the funds, with those of the investors in such funds and those of the Company’s shareholders. To achieve that objective, a certain amount of compensation is based on the Company’s performance and growth for the year.

These measures of profitability have certain limitations in that they do not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of non-cash charges related to RSUs granted in connection with the 2007 private placement and amortization of AOG units, income tax expense, amortization of intangibles associated with the 2007 Reorganization as well as acquisitions and Non-controlling interests excluding the remaining interest held by certain individuals who receive an allocation of income from certain of our capital markets management companies. In addition, segment data excludes the assets, liabilities and operating results of the consolidated funds and VIEs that are included in the consolidated financial statements.

During the fourth quarter 2011, the Company modified the measurement of ENI to better evaluate the performance of Apollo’s private equity, capital markets and real estate segments in making key operating decisions. These modifications include a reduction to ENI for equity-based compensation expense for RSUs (excluding RSUs granted in connection with the 2007 private placement) and share options, a reduction for non-controlling interests related to the remaining interest held by certain individuals who receive an allocation of income from certain of our capital markets management companies and an add-back for amortization of intangibles associated with the 2007 Reorganization and acquisitions.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

•

ENI After Taxes represents ENI adjusted to reflect Income tax provision on ENI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG units for Class A shares of Apollo Global Management, LLC. The assumptions and methodology impact the implied income tax provision which is consistent with those methodologies and assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. We believe this measure is more consistent with how we assess the performance of our segments which is described above in our definition for ENI.

•

ENI After Taxes per Share represents ENI After Taxes which is divided by Non-GAAP Weighted Average Diluted Shares Outstanding. We believe ENI After Taxes per Share provides useful information to shareholders because management uses ENI After Taxes per Share as the basis to derive our earnings available for the determination of distributions to Class A shareholders.

•

Non-GAAP Weighted Average Diluted Shares Outstanding is calculated using the GAAP Weighted Average Outstanding Class A Shares plus Non-GAAP adjustments assuming the exchange of all of the AOG units for 240,000,000 Class A shares and weighted average vested RSUs that have not been issued in the form of Class A shares during the period which is used by management in our determination of ENI After Taxes per Share described above.

•

Non-GAAP Diluted Shares Outstanding is calculated using the GAAP Outstanding Class A Shares plus Non-GAAP adjustments assuming the exchange of all of the AOG units for 240,000,000 Class A shares and vested RSUs that have not been issued in the form of Class A shares during the period which is used by management in addition to the unvested RSUs that participate in distributions in determination of our Class A shareholders eligible for cash distributions.

Definitions

•

Assets Under Management (“AUM”) refers to the investments we manage or with respect to which we have control, including capital we have the right to call from our investors pursuant to their capital commitments to various funds. Our AUM equals the sum of:

(i)	the fair value of our private equity investments plus the capital that we are entitled to call from our investors pursuant to the terms of their capital commitments plus non-recallable capital to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund;

(ii)	the net asset value, or “NAV,” of our capital markets funds, other than certain senior credit funds, which are structured as collateralized loan obligations (such as Artus, which we measure by using the mark-to-market value of the aggregate principal amount of the underlying collateralized loan obligations) or certain collateralized loan obligation and collateralized debt obligation credit funds that have a fee generating basis other than mark-to-market asset, plus used or available leverage and/or capital commitments;

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

(iii)	the gross asset values or net asset value of our real estate entities and the structured portfolio vehicle investments included within the funds we manage, which includes the leverage used by such structured portfolio vehicles;

(iv)	the incremental value associated with the reinsurance investments of the portfolio company assets that we manage; and

(v)	the fair value of any other investments that we manage plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.

We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

•

Fee-generating AUM consists of assets that we manage and on which we earn management fees or monitoring fees pursuant to management agreements on a basis that varies among the Apollo funds. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees for AUM purposes are based on the total value of certain structured portfolio vehicle investments, which normally include leverage, less any portion of such total value that is already considered in fee-generating AUM.

We use fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

•	Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following:

(i)	fair value above invested capital for those funds that earn management fees based on invested capital;

(ii)	net asset values related to general partner and co-investment ownership;

(iii)	unused credit facilities;

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

(iv)	available commitments on those funds that generate management fees on invested capital;

(v)	structured portfolio vehicle investments that do not generate monitoring fees; and

(vi)	the difference between gross assets and net asset value for those funds that earn management fees based on net asset value. We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income.

•

Private equity dollars invested is the aggregate amount of dollars invested by certain of Apollo’s private equity funds during a given period which we believe is a useful supplemental measure because it provides shareholders with information about the capital deployed for investment opportunities in a given period.

•

Uncalled private equity commitments represents unfunded capital commitments that certain of Apollo’s private equity funds have received from its limited partners to contribute capital to fund future investments which we believe is a useful supplemental measure because it provides shareholders with information about the unfunded capital commitments available to be deployed for future investments for our private equity funds.